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                                                                    Exhibit 10.6

                                                               EXECUTION VERSION

                      MUTUAL SALES REPRESENTATION AGREEMENT

     THIS MUTUAL SALES REPRESENTATION AGREEMENT dated November 9, 2005 (this "Agreement"), is entered into by and between Metro Networks Communications, Limited Partnership, a Delaware limited partnership, ("Metro") and Canadian Traffic Network ULC, an Alberta business corporation (the "CTN"). Each of Metro and CTN are referred to herein as a "party" and collectively, as the "parties." Capitalized terms used in this Agreement and not defined in the text thereof shall have the meaning set forth in Annex A hereto.

     WHEREAS, each of the parties is a leading provider of traffic and information reports to its Affiliates conducting its operations, in the case of Metro, primarily in the United States and, in the case of CTN, primarily in Canada;

     WHEREAS, the parties desire to enter into a mutually agreeable arrangement to provide them with a significant opportunity to increase their advertising sales by utilizing the domestic resources of the other party;

     WHEREAS, in order to realize such synergies, CTN desires to engage Metro, and Metro desires to engage CTN, to act as its non-exclusive sales representative for sales of commercial inventory on the other party's respective network ("Advertising Time") and for such other services and responsibilities as specified in this Agreement; and

     WHEREAS, each party desires to act as the other's non-exclusive sales representative upon the terms and provisions and subject to the conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

     1. ENGAGEMENT. Pursuant to the terms and conditions of this Agreement, each party hereby agrees to use its reasonable efforts to sell the Advertising Time of the other party to advertisers whose principal place of business is located in Seller's Territory during the Term. For purposes hereof, the United States shall be the territory of Metro for selling CTN's Advertising Time (the "Metro Territory") and Canada shall be the territory of CTN for selling Metro's Advertising Time (the "CTN Territory" and with the Metro Territory, the "Territories"; each, a "Territory"). When a sale involves Advertising Time in both Territories, such sale shall be referred to as a "Mutual Sale."

     2. ACTIVITIES; OBLIGATIONS. Each party hereto agrees that with respect to its own Territory, it shall undertake the following activities and have the following responsibilities and obligations:

          2.1 It shall use its reasonable efforts to sell Advertising Time in its Territory.

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          2.2 It shall be solely responsible for invoicing its advertisers for the Advertising Time it sells on a monthly basis, upon the later of (i) 15 days after the end of the standard broadcast month or (ii) seven (7) days after its receipt of Affidavits of Performance from Seller, and shall use its commercially reasonable efforts to collect all amounts due thereunder on an expeditious basis.

          2.3 It alone shall bear full responsibility for any bad debts or partial payments or other risk of loss resulting from the sale or broadcast of Advertising Time on its network.

          2.4 It shall furnish and retrieve Affidavits of Performance from its Affiliates for Advertising Time broadcast on its network and provide such Affidavits of Performance and any other customary documentation reasonably requested by Seller, to the Seller in such format and at such times as reasonably requested by Seller.

          2.5 All sales of Metro's Advertising Time by CTN in the CTN Territory ("CTN US Sales") shall be subject in all respects to Metro's standard terms and conditions, as such may be modified from time to time, in the sole discretion of Metro. Metro may at any time reject any order of a CTN US Sale for any commercially reasonable reason. Once a CTN US Sale is approved, a confirmation order setting forth the terms and conditions of such sale, as determined by Metro in its sole discretion, shall be executed by Metro and Seller.

          2.6 All sales of CTN's Advertising Time by Metro in the Metro Territory ("Metro Canada Sales") shall be subject in all respects to CTN's standard terms and conditions, as such may be modified from time to time, in the sole discretion of CTN. CTN may at any time reject any order of a Metro Canada Sale for any commercially reasonable reason. Once a Metro Canada Sale is approved, a confirmation order setting forth the terms and conditions of such sale, as determined by CTN in its sole discretion, shall be executed by CTN and Seller.

          2.7 In addition to the foregoing, when there exists an opportunity for a Mutual Sale, the parties shall cooperate to the extent practicable to make such sale. Once the sale is made, each party shall be responsible for such actions and obligations with respect to its Territory as described herein.

     3. COMPENSATION.

          3.1. In consideration of the services to be provided by the parties hereunder, each party shall be compensated with a monthly fee (the "Monthly Fee") in an amount equal to 15% of Collections. In the case of CTN US Sales, CTN shall remit to Metro 85% of Collections received by CTN in the CTN Territory in a standard broadcast month, and retain the balance as its Monthly Fee. In the case of Metro Canada Sales, Metro shall remit to CTN 85% of Collections received by Metro in the Metro Territory in a standard broadcast month, and retain the balance as its Monthly Fee. Within 60 days of each standard broadcast month, each party shall remit such Collections due to the other party as described in this Section along with a


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monthly report detailing its sales of Advertising Time and Collections for such broadcast month, including any uncollected amounts.

          3.2 Notwithstanding the expiration or termination of this Agreement, if at the end of the Term, any funds are owing to a party but have not yet collected, Seller shall continue to use its commercially reasonable efforts to collect such funds and shall remit to the other 85% of the Collections related to the sale of the other party's Advertising Time which occurred on or prior to the expiration of the Term. Any advertiser contract for the purchase of Advertising Time in the Territories entered into during the Term, which extends beyond the Term, shall be honored by the parties and the parties shall be compensated their respective Monthly Fee and Collections thereon.

          3.3 Except as expressly provided otherwise in this Agreement, each party shall bear all costs and expenses incurred by it under this Agreement.

     4. AUDIT RIGHTS. In order for the parties to confirm compliance by the other with the terms and provisions of this Agreement, each party shall have the right, during regular business hours and upon reasonable prior written notice to the other party, but no more frequently than once during any twelve (12)-month period, to examine, at the requesting party's sole cost and expense, appropriate portions of the other party's books and records for the sole purpose of confirming the performance of the other party's obligations under this Agreement. If, after any such examination, the requesting party believes it is entitled to be paid any additional amount by the other party it shall notify the other party in writing (the "Deficiency Notice"), which notice shall include the written results of the requesting party's examination, whereupon the parties shall negotiate in good faith and use their best efforts to resolve the dispute. If the parties' investigation reveals an underpayment of amount, such amount shall be paid in full promptly. If such dispute is not resolved within 45 days after the delivery of the Deficiency Notice, either party may request non-binding mediation or arbitration prior to pursuing legal action.

     5. NON-COMPETE. During the Term, neither CTN, ATN, GTC nor GTN (collectively, the "CTN Parties") shall compete with Metro or any of its Affiliated Entities in the United States, including, without limitation, in any of the following: (i) the management or operation of a traffic, news, weather, sports, entertainment or other information report gathering or broadcast service; (ii) soliciting Sponsors and dealing with accounts with respect thereto; (iii) soliciting Business Affiliates to enter into any contract or arrangement with any person or entity to provide traffic, news, weather, sports or other information report gathering or broadcast services; (iv) the sale or packaging of Competitive Broadcast Advertising Vehicles; or (v) forming or providing operational assistance to any business or a division of any business engaged in the foregoing activities. Further, none of the CTN Parties, nor any of their respective Affiliated Entities, shall (i) sell Advertising Time for any direct or indirect competitor of Metro or any of its Affiliated Entities or (ii) permit any of their Advertising Time to be sold directly or indirectly to Traffic.com, Inc. or its Affiliated Entities or Clear Channel Communications, Inc. or its Affiliated Entities. Except as set forth above, the parties acknowledge that CTN generates the majority of its revenue from the sale of Advertising Time and accordingly, the parties agree that


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CTN may solicit in the United States and elsewhere sales of Advertising Time to be broadcast in Canada and that such activity shall not be considered a restricted activity for purposes of this Section 5.

     6. CONFIDENTIALITY.

          6.1. Each of the parties shall retain in confidence and not disclose to any third party any information provided by the other which is designated as confidential or proprietary ("Confidential Information"). Confidential Information shall be used by the parties solely with respect to the purposes of this Agreement. The following information is expressly designated as Confidential Information: pricing terms; names and identifying information of existing and potential clients; employee lists; marketing and sales methods and technologies; sales and expense data; trade secrets; market information; business plans and fiscal projections.

          6.2. Notwithstanding anything herein to the contrary, Confidential Information shall not include information that (i) is published or otherwise publicly known at the time of its disclosure or becomes publicly known through no fault or breach of this Agreement by the party receiving such information hereunder; (ii) is lawfully received by the receiving party from a third party who may such information without restriction and owes no fiduciary duty of confidentiality to the disclosing party; (iii) was already known by the receiving party prior to its receipt of the information without an obligation of confidentiality and is provable by documentation to such effect; (iv) is independently developed by the receiving party without reference or access to such information; or (v) is required to be disclosed pursuant to any applicable law, rule or regulation, court order, subpoena or similar judicial or regulatory process; provided, that, in the case of clause (v), the receiving party shall give the disclosing party prompt prior notice of the intended disclosure to provide the disclosing party with the opportunity to seek a protective order or other appropriate remedy.

          6.3. The parties hereto agree that the remedy at law for any breach of the obligations under this Section 6 would be inadequate and that any enforcing party shall be entitled to injunctive or other equitable relief (without bond or undertaking) in any proceeding which may be brought to enforce any provisions of this Section. The provisions of this Section and the obligations of the parties thereunder shall survive any termination of this Agreement.

     7. TERM; TERMINATION. The Initial Term of this Agreement shall commence as of the date hereof and end on the third anniversary of the date hereof, and shall be renewed for successive one-year periods (each, a "Renewal Term") unless either party notifies the other of its intent to terminate this Agreement at least 90 days prior to the expiration of the Term. Notwithstanding the foregoing, either party (with the exception of clause (e) which shall apply only to the CTN Parties) shall have the right to terminate this Agreement, prior to the end of the Term, upon written notice to the other party hereto, after the occurrence of any of the following events:


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          (a)  any representation or warranty made by the other party and set forth herein shall prove to be materially false, incorrect or misleading as of the time made;

          (b) the voluntary or involuntary commencement of bankruptcy, insolvency, reorganization or similar proceedings with respect to such other party; provided that in the case of involuntary proceedings, such proceedings are not stayed or dismissed within 30 days after the commencement thereof;

          (c) the liquidation or dissolution of such other party or the appointment of a receiver or trustee over all or a substantial portion of such other party's properties and assets;

          (d) a breach by such other party of a material term or provision hereof or the failure to observe or perform any material term, provision, covenant or agreement set forth herein to be observed or prepared by such party, and the failure to cure such breach or remedy such failure within ten days after receipt of written notice thereof; or

          (e) Metro shall provide traffic information to, or sell 10-second radio Advertising Time immediately adjacent to an informational element on, more than one radio station and/or television station in a single DMA that broadcast and are licensed in Canada (with the exception of stations then located adjacent to the border of Canada or consistent with Metro's business practice prior to the date of this Agreement), and Metro shall fail to cease such activity within thirty days after receipt of written notice thereof from any CTN Party. CTN acknowledges that Metro may solicit in the United States and elsewhere sales of Advertising Time to be broadcast in the United States and that such shall not be considered a breach hereof.

     The CTN Parties agree that they shall honor all of their obligations, financial or otherwise, incurred prior to the end of the Term, notwithstanding an early expiration or termination of this Agreement in accordance with Section 7(e) hereof, and take all actions necessary to fulfill such obligations after the Term.

     8. REPRESENTATIONS AND WARRANTIES. Each party hereby represents and warrants to the other that: (i) it has the full power, ability and authority to negotiate, enter into, execute and deliver this Agreement and to perform its obligations hereunder, (ii) it has not made, nor will it make any contractual or other commitment which would conflict with the entry into of this Agreement, the performance of the obligations hereunder or the full enjoyment by the other of the rights herein granted; and (iii) its execution, delivery and performance of this Agreement has been duly authorized in accordance with requisite entity power and authorization and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium,


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insolvency and other similar laws affecting the enforcement of creditors' rights generally and that enforcement may be limited by general principles of equity.

     9. INDEMNIFICATION.

          9.1. Each party shall indemnify and hold harmless the other party, its directors, officers, shareholders, employees, partners, representatives, affiliates and the successors and assigns of each of the foregoing (each an "Indemnitee") from and against any loss, liability, claim, damage, action, cost, penalty or expense (including, without limitation, attorneys' fees and court costs) actually incurred by it as a result of a breach of any of the representations and warranties made by a party herein or for any non-compliance or nonfulfillment by the other of a covenant, agreement or undertaking to be complied with or performed by it pursuant to this Agreement.

          9.2. Promptly after receipt by an Indemnitee of written notice of the assertion of a claim or the commencement of any action, suit or proceeding by any third party with respect to any matter for which indemnification is or may be claimed pursuant to Section 9.1 hereof, the Indemnitee shall give written notice thereof to the appropriate party and shall thereafter keep said party informed of all other pertinent information it receives with respect thereto; provided, however, that the failure of the Indemnitee to give prompt notice and such other information as provided herein shall not relieve the other party of any of its obligations hereunder unless and then only to the extent that such party shall demonstrate it has been materially prejudiced thereby in the defense of such action, suit or proceeding. A party against which a claim develops shall have the right, at its option, to participate in or, take exclusive control of, the defense, negotiation and/or settlement of any such claim, action, suit or proceeding, with counsel chosen by said party. After said party takes exclusive control of the defense, negotiation and/or settlement of any such claim, action, suit or proceeding, the Indemnitee shall have the right to participate therein, and with counsel of its own choosing. If said party fails or refuses to undertake control of the defense of any such claim, action, suit or proceeding within 30 days after delivery of the notice from the Indemnitee, the Indemnitee shall have the right to take exclusive control of the defense, negotiation and/or settlement of such claim, action, suit or proceeding at said party's sole cost and expense. Neither said party nor the Indemnitee shall settle or compromise any claim, action, suit or proceeding without the consent of the other, which consent shall not be reasonably withheld or delayed; provided, however, that any settlement or compromise shall include an unconditional release of the Indemnitee from all liabilities or obligations relating to the claim, action, suit or proceeding.

     10. FURTHER ASSURANCES. Each party and its employees and representatives shall be given reasonable access to the other party and its employees and representatives to facilitate the activities, responsibilities and obligations of each party hereunder. The parties shall take such actions as are necessary to carry out the spirit and intent of this Agreement.

     11. RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed to constitute a partnership between, or a joint venture by, or employment relationship between or among the parties hereto. This Agreement is between two independent contracting parties. As such, neither


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party has been granted any right, authority, agency, expressly or implied, to legally bind the other in any manner whatsoever. Nothing herein is intended nor shall it make either party a fiduciary of the other party.

     12. NOTICES. Notices hereunder shall be deemed to have been received (i) upon delivery, if delivered in person, or (ii) on the next business day after dispatch, if sent by nationally recognized, overnight courier. Notices sent by facsimile transmission shall be deemed to have been received on the date sent if a business day (or, if not sent on a business day, on the next business day after the date sent by telecopy), provided that the sender has a confirmed receipt. Notices sent by registered or certified mail, postage prepaid shall be deemed to have been received on the fifth Business Day following the mailing thereof. The addresses for such communications shall be (i) with respect to CTN, addressed to Canadian Traffic Network ULC, Atria III, 2225 Sheppard Avenue East Suite 1204, North York, Ontario M2J 5C2 Attention: William Yde, Facsimile No.: n/a, with a copy to Global Traffic Canada, Inc., 7521 West Lake Mead Boulevard, Suite 300, Las Vegas, NV 89128, Attention: William Yde, Facsimile No.: (702) 562-4001 and (ii) with respect to Metro, addressed to Metro Networks Communications, Limited Partnership, 40 West 57th Street, 15th Floor, New York, New York 10019, Attention: EVP, Business Affairs and Business Development, Facsimile No: (212) 641-2154, with a copy to the General Counsel, Facsimile No:
(212) 641-2198, or to such other address or facsimile number as any such party shall designate in writing to the other.

     13. REMEDIES CUMULATIVE. All remedies, rights, and privileges available to a party in respect of this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, whether available at law, in equity or otherwise. The invalidity, illegality or unenforceability of any term or provision contained in this Agreement (as determined by a court of competent jurisdiction) shall not affect the validity, legality or enforceability or any other term or provision hereof or the validity, legality or enforceability of such term or provision in any other jurisdiction. It is the intent of the parties that this Agreement be enforced to the fullest extent permitted by applicable law.

     14. HEADINGS. The section headings contained in this Agreement are inserted herein for the purpose of convenience and reference only and they are not to be given any substantive effect, nor shall they be used or have any effect in the construction or interpretation of any term or provision hereof.

     15. AMENDMENT AND WAIVER. Any amendment, modification or waiver of any term or provision of this Agreement shall only be effective if such amendment, modification or waiver is evidenced by an instrument in writing duly executed by each of the parties hereto. No waiver by a party of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or subsequent breach of the same or similar nature or of any other provision of this Agreement.

     16. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to conflict of law the principles.


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     17. ASSIGNMENT. This Agreement shall inure to the benefit of, and shall be binding on, the parties and their successors (whether by merger or otherwise) and permitted assigns. Except as otherwise expressly provided hereby, this Agreement may not be assigned by any party hereto nor may any party's duties or obligations hereunder be delegated, without the prior written consent of the other party. This Agreement is not intended to create any right in favor of, or benefit for any third party who is not a signatory hereto, except as provided in
Section 5 hereof.

     18. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof, and it supersedes all prior agreements and understandings, oral or written, with respect to such matters.

     19. COUNTERPARTS. This Agreement may be executed in counterparts, including via facsimile, each of which shall be deemed an original copy, and all of which shall constitute but one and the same agreement.

     20. CONSENT TO JURISDICTION. The parties (including, but not limited to, their respective subsidiaries, officers, directors and controlling persons) hereby (i) irrevocably submit to the exclusive jurisdiction of any New York State court or Federal court sitting in New York County in any action related to, connected with or arising out of, in whole or in part, this Agreement, (ii) agree that all claims in such action shall be decided in such court, (iii) waive, to the fullest extent it may effectively do so, the defense of inconvenient forum and (iv) consent to the service of process by certified mail, return receipt requested. The parties hereby agree that service upon it in the manner provided for the giving of notices in Section 12 shall constitute sufficient notice. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

                [Remainder of page is intentionally left blank.]


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     IN WITNESS WHEREOF the parties intending to be legally bound hereto have executed this Agreement as of the date first written above.

METRO NETWORKS COMMUNICATIONS,
LIMITED PARTNERSHIP

By: Metro Networks Communications, Inc.,
its General Partner


By: /s/ Gary Worobow
    -------------------------------------
Print Name: Gary Worobow
            -----------------------------
Title: EVP
       ----------------------------------


CANADIAN TRAFFIC NETWORK ULC


By:  /s/ William L. Yde III
    -------------------------------------
Print Name: William L. Yde III
            -----------------------------
Title: Director
       ----------------------------------


With respect to Section 5 only:

THE AUSTRALIA TRAFFIC NETWORK PTY LIMITED


By: /s/ William L. Yde III
    -------------------------------------
Print Name: William L. Yde III
            -----------------------------
Title: Managing Director
       ----------------------------------


GLOBAL TRAFFIC CANADA, INC.


By: /s/ William L. Yde III
    -------------------------------------
Print Name: William L. Yde III
            -----------------------------
Title: Director
       ----------------------------------


GLOBAL TRAFFIC NETWORK, INC.


By: /s/ William L. Yde III
    -------------------------------------
Print Name: William L. Yde III
            -----------------------------
Title: Director
       ----------------------------------


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                              ANNEX A: DEFINITIONS

     "Affidavits of Performance" means the documentary proof from radio stations or others with respect to the actual running of commercials, required by or for advertisers or others who are to provide compensation for Advertising Time, in the form acceptable to such advertisers and other third parties.

     "Affiliates" means, with respect to CTN or Metro, those radio stations in its respective Territory, airing one or more of its programs on the radio networks of such party.

     "Affiliated Entities" means, with respect to any specified person or entity, any other person or entity which, directly or indirectly, controls or is controlled by or is under direct or indirect common control with such specified person or entity.

     "ATN" means The Australia Traffic Network Pty Limited, an Australian proprietary company registered under the Corporation Law of New South Wales, Australia.

     "Business Affiliates" means any person or entity with whom Westwood One, Inc. or Metro has or had a contract or other arrangement to provide traffic, news, weather, sports, entertainment or other information, whether by broadcast, computer or any other means.

     "Collections" means all cash payments received by a Seller as consideration for the sale of the other party's Advertising Time in Seller's Territory. For purposes of determining Collections, and the calculation of the Monthly Fee based thereon, except for reasonable third-party collection costs and standard third-party agency fees actually paid to, or retained by, an agency, no deductions shall be made for any charges, costs, expenses or commissions related to the sale of Advertising Time or collection of funds relating thereto, including, without limitation, any sales commissions, draws or other compensation or commissions to Seller's sales personnel. For the avoidance of doubt, Collections shall not include any compensation for the CTN traffic data provided pursuant to the Traffic Data Agreement, dated as of the date hereof, between the parties.

     "Competitive Broadcast Advertising Vehicles" means an advertising vehicle that consists of a five to twenty second commercial mention and/or announcement that is offered for sale in a package including the broadcast of such commercial mentions or identification on more than one radio station in any one metropolitan area.

     "GTC" means Global Traffic Canada, Inc., a Delaware corporation, subsidiary of GTN and parent of CTN.

     "GTN" means Global Traffic Network, Inc., a Delaware corporation, and parent of GTC.

     "Seller" means the party selling Advertising Time in its respective Territory (i.e., CTN in the CTN Territory and Metro in the Metro Territory).


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     "Sponsors" means client advertisers of Metro, including its Affiliated
Entities.

     "Term" means the length of this Agreement including the Initial Term and any Renewal Term(s), unless earlier terminated in accordance with the terms and conditions of this Agreement.


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